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                             EXHIBIT (99)(a)
                             ---------------


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PROXY

                     SPECIAL MEETING OF SHAREHOLDERS
                       WORTHEN BANKING CORPORATION
                               to be held
                    -------------------------, 199--

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


    The undersigned shareholder of Worthen Banking Corporation, an Arkansas corporation (the "Company"), hereby appoints ---------------,
- ---------------, and ---------------, and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at -------------------------, -------------------------,
Little Rock, Arkansas on ---------------, 199--, at ------ m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

    Proposal to approve an Agreement and Plan of Merger, dated August 18, 1994, by and among Worthen Banking Corporation, Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), and BBI AcquisitionCo, Inc., an Arkansas corporation and wholly-owned subsidiary of Boatmen's.

      ------ FOR            ------ AGAINST            ------ ABSTAIN

The undersigned hereby ratifies and confirms all that said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED ABOVE.


Dated -----------------, 199-    -----------------------------------------


                                 -----------------------------------------
                                 Please insert date of signing.  Sign
                                 exactly as name appears at left.  Where
                                 stock is issued in two or more names,
                                 all should sign.  If signing as
                                 attorney, administrator, executor,
                                 trustee or guardian, give full title as
                                 such.  A corporation should sign by an
                                 authorized officer and affix seal.